Exhibit 10.16

ALFI, INC.

429 Lenox Avenue

Suite 547

Miami Beach, Florida 33139

February 2, 2022

Mr. Paul Pereira

1521 Alton Road, #287

Miami Beach, FL 33139

Re:	Resignation of all positions with Alfi, Inc. (the “Company”) and its subsidiaries and affiliates.

Mr. Pereira:

This letter agreement (this “Letter Agreement”) will confirm the understanding and agreement between the Company and Paul Pereira (“You,” and collectively with the Company, the “Parties”) with respect to the subject matter hereof.

1.

Resignation. You hereby resign your position as a director of the Company and all other positions you hold with the Company, and its subsidiaries and affiliates, effective as of the date of this Letter Agreement written above (the “Effective Date”). You acknowledge and agree that your resignation as a director is not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. You acknowledge that the Company provided to You the disclosures the Company is making in connection with your resignation as a director in response to Item 5.02 of Form 8-K and you agree with such statements.

2.	Employment.
a.	You hereby agree that your resignation constitutes termination by You of your employment with the Company, effective as of the Effective Date, and the Company agrees to such termination date.
b.

You and the Company acknowledge and agree that the following will constitute all of the obligations of the Company, or its subsidiaries or affiliates, due to You in connection with your employment with the Company or the termination of such employment, or under the provisions of the Employment Agreement (as defined in Section 2(d) below): (i) the Company will pay to You, within thirty days following the Effective Date, any accrued but unpaid Base Salary (as defined in the Employment Agreement) through the Effective Date; (ii) if You timely and properly elect continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), and subject to You not revoking your release of any Age Discrimination in Employment Act claims set forth in the Release (as defined in Section 3 below), then the Company will reimburse You for your monthly COBRA

Mr. Paul Pereira

February 2, 2022

premium for a period of 18 months after the Effective Date; and (iii) the Company will comply with (or continue to comply with, as the case may be) its existing obligations to You for indemnification, advancement, exculpation and hold harmless rights pursuant to the Amended and Restated By-Laws of the Company in the form attached as Exhibit 3.4 to the Company’s Registration Statement on Form S-1 (Registration No. 333-251959) filed with the Securities and Exchange Commission (the “By-Laws”), any applicable law, and/or Section 6 of the Employment Agreement. The Parties further agree that this provision is in furtherance of the By-Laws, applicable law, applicable insurance coverage, and Section 6 of the Employment Agreement, and shall not be deemed to be exclusive or diminish or abrogate any of Your rights thereunder. You acknowledge and agree that Your obligations under the Employment Agreement which survive the termination of your employment with the Company remain in full force and effect.

c.

You acknowledge and agree that the Employment Agreement, the By-Laws, this Letter Agreement and the Release are the only agreements You have with the Company, or its subsidiaries or affiliates, regarding your employment with the Company or your service as a director of the Company.

d.

For purposes of this Letter Agreement, “Employment Agreement” means the Executive Employment Agreement, dated February 10, 2021, between the Company and You, in the form attached as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (Registration No. 333-251959) filed with the Securities and Exchange Commission.

3.

Release. In connection with, and contemporaneously with, your execution and delivery of this Letter Agreement, You will execute and deliver to the Company the Limited Release of Claims attached hereto as Exhibit A (the “Release”).

Please indicate your agreement with the foregoing provisions by signing below and returning a copy of this Letter Agreement and the Release to the Company.

Sincerely,

ALFI, INC.
By:	/s/ Peter Bordes
Name: Peter Bordes
Title: Interim Chief Executive Officer

AGREED, ACKNOWLEDGED AND ACCEPTED:

/s/ Paul Pereira 2/2/2022
PAUL PEREIRA